Exhibit 4

                                EXTENSION OF TERM



     The undersigned Trustees, constituting all of the duly acting Trustees of that certain Voting Trust Agreement, dated as of June 21, 1982, as amended and restated as of December 11, 1990 (the "Voting Trust Agreement"), do hereby irrevocably elect to exercise the option provided in Paragraph 5.1 thereof to continue the term of such Voting Trust Agreement until April 1, 2005.

     Dated and effective as of this 31st day of March, 1999. This instrument may be executed in counterparts.



/s/ George W. Schneider    (SEAL)       /s/ Virginia F. Schneider (SEAL)
---------------------------             --------------------------
George W. Schneider                     Virginia F. Schneider


/s/ Joseph P. Schneider    (SEAL)       /s/ Steven M. Schneider   (SEAL)
---------------------------             --------------------------
Joseph P. Schneider                     Steven M. Schneider


/s/ Patrick E. Greene      (SEAL)
---------------------------
Patrick E. Greene


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